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                                                                     Exhibit 5.1
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[BINGHAM DANA LLP LETTERHEAD]


                                                                October 13, 1999


LTX Corporation
LTX Park
University Avenue
Westwood, Massachusetts  02090

     Re: Rule 462(b) Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel for LTX Corporation, a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 805,000 shares of Common Stock, $.05 par value per share, of the Company (the "Shares"), pursuant to a Registration Statement on Form S-3 of the Company being filed pursuant to Rule 462(b) under the Act (the "Registration Statement") in connection with the offering described in the Registration Statement on Form S-3, File No. 333-86769 as amended by Amendment No. 1 thereto (as so amended, the "Original Registration Statement"), initially filed by the Company with the Securities and Exchange Commission on September 9, 1999.

          We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, agreements, certificates, and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

          We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Original Registration Statement, but revised to include the Shares, by and among the Company and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the